Exhibit 99.1

Curtiss-Wright Reports Fourth Quarter and Full-Year 2021 Financial Results; Full-Year 2022 Guidance Reflects Higher Sales, Operating Margin and EPS

Company Achieves Record Full-Year Adjusted Operating Margin of 17.0% and Completes Record $350 Million in Annual Share Repurchases

DAVIDSON, N.C.--(BUSINESS WIRE)--February 23, 2022--Curtiss-Wright Corporation (NYSE: CW) reports financial results for the fourth quarter and full-year ended December 31, 2021.

Fourth Quarter 2021 Highlights:

  Reported sales of $667 million, diluted earnings per share (EPS) of $1.94, and free cash flow (FCF) of $219 million;
  Adjusted sales of $655 million, up 2%;
  Adjusted diluted EPS of $2.40, up 6%;
  New orders of $676 million, up 19%;
  Adjusted FCF of $219 million, with 230% FCF conversion; and
  Record share repurchases of approximately $258 million.

Full-Year 2021 Highlights:

  Reported sales of $2.5 billion, operating income of $383 million, operating margin of 15.3%, diluted EPS of $6.58, and FCF of $347 million;
  Adjusted sales of $2.5 billion, up 7%;
  Adjusted operating income of $420 million, up 12%;
  Record Adjusted operating margin of 17.0%, up 70 basis points;
  Adjusted diluted EPS of $7.34, up 11%;
  New orders of $2.5 billion, up 11%; Backlog up 3%;
  Adjusted FCF of $347 million, with 116% FCF conversion; and
  Record annual share repurchases of $350 million.

“Curtiss-Wright delivered strong fourth quarter results with better-than-expected profitability, strong free cash flow and tremendous order growth,” said Lynn M. Bamford, President and CEO of Curtiss-Wright Corporation. “For the full year, we grew sales by 7% to nearly $2.5 billion, in line with our expectations, as we leveraged the strength and resilience of our combined portfolio to minimize the impact of the challenging supply chain environment. I’m proud of the team’s focus and continued strong execution of our operational excellence initiatives, which enabled us to generate 70 basis points in full-year operating margin expansion and meet our 17% operating margin objective one full year ahead of schedule.”

“We continue to utilize our strong and healthy balance sheet to implement a disciplined capital deployment strategy. Throughout the past year, we delivered on our commitment to drive returns to our shareholders by executing record annual share repurchases of $350 million. We also recently announced our pending acquisition of Safran’s aerospace arresting systems business for $240 million, which will increase the breadth of our global defense portfolio and is expected to yield significant opportunities for revenue growth”

“Over the past few weeks, we resolved two significant legacy matters. First, we have reached an agreement with Westinghouse to settle all outstanding legal matters covering both the U.S. and China AP1000 Reactor Coolant Pump (RCP) contracts dating back to 2007. As a result, we have secured Westinghouse’s commitment to Curtiss-Wright’s RCP technology in future AP1000 power plants globally, including their next multi-unit project in Eastern Europe. We now have a clear path moving forward and the potential to generate new RCP orders within the next three to five years. Second, we recently completed the divestiture of the German valves business which had been classified as held for sale since the fourth quarter of 2020. We are pleased to move past these matters with a well-defined focus on advancing our strategic priorities to generate long-term profitable growth.”

“Looking to 2022, we are projecting total sales growth of 3% to 5% driven by growth in all of our A&D and Commercial markets, continued operating margin expansion, and double-digit Adjusted diluted EPS growth of 10% to 12%. We remain on track to achieve our 3-year financial targets for 2023 that we communicated at last year’s investor day and successfully execute on our Pivot to Growth strategy to drive long-term shareholder value.”

Fourth Quarter 2021 Operating Results

(In millions)	Q4-2021	Q4-2020	Change
Reported
Sales	$667	$668	0%
Operating income	$105	$76	38%
Operating margin	15.8%	11.4%	440 bps

Adjusted (1)
Sales	$655	$641	2%
Operating income	$129	$126	2%
Operating margin	19.7%	19.7%	-
(1)	Reconciliations of Reported to Adjusted operating results are available in the Appendix.
  Adjusted sales of $655 million, up $14 million, or 2%;
  Total Aerospace & Defense (A&D) market sales were flat, while total Commercial market sales increased 6%;
  In our A&D markets, strong double-digit growth in commercial aerospace and the contribution from the PacStar acquisition in ground defense were offset by reductions in the aerospace defense and naval defense markets due to the timing of sales and ongoing supply chain headwinds;
  In our Commercial markets, we experienced continued strong demand in the general industrial market, as well as higher sales within the power & process markets, despite the wind down on the China Direct AP1000 program;
  Adjusted operating income of $129 million improved 2%, while Adjusted operating margin remained flat at 19.7%. Higher operating income was driven by favorable overhead absorption on higher revenues in our Aerospace & Industrial and Defense Electronics segments, as well as the benefits of our ongoing company-wide operational excellence initiatives. These improvements were partially offset by lower revenues and unfavorable mix in the Naval & Power segment; and
  Non-segment expenses of $12 million, up $2 million, primarily due to higher environmental costs.

Fourth Quarter 2021 Segment Performance

Aerospace & Industrial

(In millions)	Q4-2021	Q4-2020	Change
Reported
Sales	$210	$213	(1%)
Operating income	$40	$34	17%
Operating margin	19.0%	16.0%	300 bps

Adjusted (1)
Sales	$208	$192	8%
Operating income	$40	$34	20%
Operating margin	19.5%	17.5%	200 bps
(1)	Reconciliations of Reported to Adjusted operating results are available in the Appendix.
  Adjusted sales of $208 million, up approximately $15 million, or 8%;
  Higher general industrial market revenue was principally driven by the continued strong rebound in demand for industrial vehicle products for on- and off-highway platforms;
  Higher commercial aerospace market revenue reflected higher sales of sensors products and surface treatment services on narrowbody platforms, partially offset by lower actuation sales on widebody platforms;
  Aerospace defense market revenue increased primarily due to higher sales of actuation products and surface treatment services on the F-35 program; and
  Adjusted operating income of $40 million, up 20% from the prior year, while Adjusted operating margin increased 200 basis points to 19.5%, reflecting strong absorption on higher sales and the benefits of our ongoing operational excellence initiatives.

Defense Electronics

(In millions)	Q4-2021	Q4-2020	Change
Reported
Sales	$199	$181	10%
Operating income	$52	$35	50%
Operating margin	26.3%	19.2%	710 bps

Adjusted (1)
Sales	$200	$182	10%
Operating income	$53	$45	17%
Operating margin	26.5%	24.9%	160 bps
(1)	Reconciliations of Reported to Adjusted operating results are available in the Appendix.
  Adjusted sales of $200 million, up approximately $17 million, or 10%;
  Lower aerospace defense market revenues reflected the timing of sales of our embedded computing equipment on various programs, as certain revenues shifted into 2022 due to ongoing supply chain headwinds. This decrease was partially offset by higher production revenues on the F-35 program;
  Higher ground defense market revenue was principally driven by the contribution from the PacStar acquisition for tactical battlefield communications equipment;
  Higher commercial aerospace market revenue reflected increased sales of avionics and electronic systems on various domestic and international platforms; and
  Adjusted operating income of $53 million, up 17% from the prior year, while Adjusted operating margin increased 160 basis points to 26.5%, as solid absorption on higher sales and favorable mix in defense electronics more than offset unfavorable foreign currency translation.

Naval & Power

(In millions)	Q4-2021	Q4-2020	Change
Reported
Sales	$258	$274	(6%)
Operating income	$25	$18	43%
Operating margin	9.7%	6.4%	330 bps

Adjusted (1)
Sales	$248	$267	(7%)
Operating income	$48	$57	(16%)
Operating margin	19.3%	21.4%	(210 bps)
(1)	Reconciliations of Reported to Adjusted operating results are available in the Appendix.
  Adjusted sales of $248 million, down $19 million, or 7%;
  Naval defense market revenue declines primarily reflected lower revenues on the Virginia-class submarine program, partially offset by higher revenues on the CVN-81 aircraft carrier program;
  Higher power & process market sales reflected solid industrial valve demand in the oil and gas market and higher domestic nuclear aftermarket revenues, partially offset by the timing of production on the China Direct AP1000 program; and
  Adjusted operating income of $48 million, down 16% from the prior year, while Adjusted operating margin decreased 210 basis points to 19.3%, driven by unfavorable absorption on lower revenues and unfavorable mix in the power & process market.

Free Cash Flow

(In millions)	Q4-2021	Q4-2020	Change
Net cash provided by operating activities	$232	$257	(10%)
Capital expenditures	(13)	(11)	(19%)
Reported free cash flow	$219	$246	(11%)
Adjusted free cash flow (1)	$219	$256	(15%)
(1)	A reconciliation of Reported to Adjusted free cash flow is available in the Appendix.
  Reported free cash flow of $219 million decreased approximately $28 million, or 11%, primarily due to higher working capital and higher taxes;
  Capital expenditures increased $2 million compared with the prior year, primarily due to higher capital investments within the Naval & Power segment; and
  Adjusted free cash flow of $219 million decreased $37 million, or approximately 15%, compared with record free cash flow achieved in the prior year period.

New Orders and Backlog

  New orders of $676 million increased 19% and generated an overall book-to-bill that exceeded 1.0x, principally driven by solid demand within our A&D markets for our commercial aerospace and naval defense products; and
  Backlog of $2.2 billion, up 3% from December 31, 2020, reflects higher demand in both our A&D and commercial markets.

Share Repurchase and Dividends

  During the fourth quarter, the Company repurchased 1.96 million shares of its common stock for approximately $258 million;
  During full-year 2021, the Company repurchased 2.70 million shares for a record $350 million; and
  The Company also declared a quarterly dividend of $0.18 a share, unchanged from the previous quarter.

Other Items – Business Held for Sale

  In January 2022, the Company completed the sale of its German valves business.

Other Items – Westinghouse Legal Settlement

  In February 2022, the Company and Westinghouse reached an agreement to settle all open claims and counterclaims under the AP1000 U.S. and China contracts. Based on the terms of the settlement, the Company recorded full-year charges of approximately $13 million related to this matter for the year ended December 31, 2021; and
  The Company’s 2021 non-GAAP results have been adjusted for this legal matter.

Full-Year 2022 Guidance

The Company’s full-year 2022 Adjusted financial guidance(1) is as follows:

(In millions, except EPS)	2022 Adjusted Non-GAAP Guidance	% Chg vs 2021
Total Sales	$2,530 - $2,580	Up 3% - 5%
Operating Income	$432 - $446	Up 3% - 6%
Operating Margin	17.1% - 17.3%	Up 10 - 30 bps
Diluted EPS	$8.05 - $8.25	Up 10% - 12%
Free Cash Flow(2)	$345 - $365	Up 0% - 5%
(1)	Reconciliations of Reported to Adjusted 2021 operating results and 2022 financial guidance are available in the Appendix.
(2)	2022 Adjusted Free Cash Flow includes $50 - $60 million in capital expenditures compared with $41 million in 2021.

A more detailed breakdown of the Company’s 2022 financial guidance by segment and by market, as well as all reconciliations of Reported GAAP amounts to Adjusted non-GAAP amounts can be found in the accompanying schedules. Historical financial results are available in the Investor Relations section of Curtiss-Wright’s website.

Conference Call & Webcast Information

The Company will host a conference call to discuss fourth quarter and full-year 2021 financial results and expectations for 2022 guidance at 10:00 a.m. ET on Thursday, February 24, 2022. A live webcast of the call and the accompanying financial presentation, as well as a replay of the call, will be made available on the internet by visiting the Investor Relations section of the Company’s website at www.curtisswright.com.

(Tables to Follow)

CURTISS-WRIGHT CORPORATION and SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS (UNAUDITED)
($'s in thousands, except per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2021	2020	2021	2020
Product sales	$556,911	$583,314	$2,109,617	$2,041,086
Service sales	109,847	85,130	396,314	350,250
Total net sales	666,758	668,444	2,505,931	2,391,336

Cost of product sales	340,432	373,676	1,330,191	1,319,562
Cost of service sales	64,454	52,967	242,384	230,547
Total cost of sales	404,886	426,643	1,572,575	1,550,109

Gross profit	261,872	241,801	933,356	841,227

Research and development expenses	21,814	20,653	88,489	74,816
Selling expenses	27,729	27,887	116,956	109,537
General and administrative expenses	96,532	72,773	326,140	303,288
Impairment of assets held for sale	10,432	33,043	19,088	33,043
Restructuring expenses	—	10,965	—	31,695

Operating income	105,365	76,480	382,683	288,848

Interest expense	10,146	10,486	40,240	35,545
Other income, net	3,157	2,904	12,067	9,748

Earnings before income taxes	98,376	68,898	354,510	263,051
Provision for income taxes	(21,797)	(14,905)	(87,351)	(61,659)
Net earnings	$76,579	$53,993	$267,159	$201,392

Net earnings per share:
Basic earnings per share	$1.95	$1.31	$6.61	$4.83
Diluted earnings per share	$1.94	$1.30	$6.58	$4.80

Dividends per share	$0.18	$0.17	$0.71	$0.68

Weighted average shares outstanding:
Basic	39,309	41,209	40,417	41,738
Diluted	39,524	41,459	40,602	41,999

CURTISS-WRIGHT CORPORATION and SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
($'s in thousands, except par value)

	December 31,	December 31,
	2021	2020
Assets
Current assets:
Cash and cash equivalents	$171,004	$198,248
Receivables, net	647,148	588,718
Inventories, net	411,567	428,879
Assets held for sale	10,988	27,584
Other current assets	67,101	57,395
Total current assets	1,307,808	1,300,824
Property, plant, and equipment, net	360,031	378,200
Goodwill	1,463,026	1,455,137
Other intangible assets, net	538,077	609,630
Operating lease right-of-use assets, net	143,613	150,898
Prepaid pension asset	256,422	92,531
Other assets	34,568	34,114
Total assets	$4,103,545	$4,021,334

Liabilities
Current liabilities:
Current portion of long-term and short term debt	$—	$100,000
Accounts payable	211,640	201,237
Accrued expenses	144,466	140,200
Income taxes payable	3,235	6,633
Deferred revenue	260,157	253,411
Liabilities held for sale	12,655	10,141
Other current liabilities	102,714	98,755
Total current liabilities	734,867	810,377
Long-term debt, net	1,050,610	958,292
Deferred tax liabilities	147,349	115,007
Accrued pension and other postretirement benefit costs	91,329	98,345
Long-term operating lease liability	127,152	133,069
Long-term portion of environmental reserves	13,656	15,422
Other liabilities	112,092	103,248
Total liabilities	2,277,055	2,233,760

Stockholders' equity
Common stock, $1 par value	$49,187	$49,187
Additional paid in capital	127,104	122,535
Retained earnings	2,908,827	2,670,328
Accumulated other comprehensive loss	(190,465)	(310,856)
Less: cost of treasury stock	(1,068,163)	(743,620)
Total stockholders' equity	1,826,490	1,787,574

Total liabilities and stockholders' equity	$4,103,545	$4,021,334

Use and Definitions of Non-GAAP Financial Information (Unaudited)

The Corporation supplements its financial information determined under U.S. generally accepted accounting principles (GAAP) with certain non-GAAP financial information. Curtiss-Wright believes that these Adjusted (non-GAAP) measures provide investors with improved transparency in order to better measure Curtiss-Wright’s ongoing operating and financial performance and better comparisons of our key financial metrics to our peers. These non-GAAP measures should not be considered in isolation or as a substitute for the related GAAP measures, and other companies may define such measures differently. Curtiss-Wright encourages investors to review its financial statements and publicly filed reports in their entirety and not to rely on any single financial measure. Reconciliations of “As Reported” GAAP amounts to “Adjusted” non-GAAP amounts are furnished within this release.

The following definitions are provided:

Adjusted Sales, Operating Income, Operating Margin, Net Earnings and Diluted EPS

These Adjusted financials are defined as Reported Sales, Operating Income, Operating Margin, Net Earnings and Diluted Earnings per Share under GAAP excluding: (i) the impact of first year purchase accounting costs associated with acquisitions, specifically one-time inventory step-up, backlog amortization, deferred revenue adjustments and transaction costs; (ii) one-time transition and IT security costs associated with the relocation of a business in the prior year period; (iii) the non-cash impairment of capitalized development costs in the prior year period; (iv) significant restructuring costs in 2020 associated with its operations; (v) the sale or divestiture of a business or product line; (vi) pension settlement charges; and (vii) significant legal settlements and impairment costs.

CURTISS-WRIGHT CORPORATION and SUBSIDIARIES
RECONCILIATION OF AS REPORTED TO ADJUSTED (UNAUDITED)
($'s in thousands)

	Three Months Ended			Three Months Ended
	December 31, 2021			December 31, 2020			% Change
	As Reported	Adjustments	Adjusted	As Reported	Adjustments	Adjusted	Reported	Adjusted
Sales:
Aerospace & Industrial (1)	$209,994	$(2,418)	$207,576	$212,766	$(20,553)	$192,213	(1)%	8%
Defense Electronics (2)	199,259	360	199,619	181,239	935	182,174	10%	10%
Naval & Power (3)	257,505	(9,401)	248,104	274,439	(7,360)	267,079	(6)%	(7)%

Total sales	$666,758	$(11,459)	$655,299	$668,444	$(26,978)	$641,466	—%	2%

Operating income (expense):
Aerospace & Industrial (1)	$39,943	$493	$40,436	$34,079	$(362)	$33,717	17%	20%
Defense Electronics (2)	52,433	442	52,875	34,846	10,492	45,338	50%	17%
Naval & Power (3)	25,025	22,802	47,827	17,528	39,513	57,041	43%	(16)%

Total segments	$117,401	$23,737	$141,138	$86,453	$49,643	$136,096	36%	4%
Corporate and other	(12,036)	(22)	(12,058)	(9,973)	65	(9,908)	(21)%	(22)%

Total operating income	$105,365	$23,715	$129,080	$76,480	$49,708	$126,188	38%	2%

Operating margins:	As Reported		Adjusted	As Reported		Adjusted	Reported	Adjusted
Aerospace & Industrial	19.0%		19.5%	16.0%		17.5%	300 bps	200 bps
Defense Electronics	26.3%		26.5%	19.2%		24.9%	710 bps	160 bps
Naval & Power	9.7%		19.3%	6.4%		21.4%	330 bps	(210 bps)
Total Curtiss-Wright	15.8%		19.7%	11.4%		19.7%	440 bps	— bps

Segment margins	17.6%		21.5%	12.9%		21.2%	470 bps	30 bps

(1) Excludes our build-to-print actuation product line supporting the Boeing 737 Max program in both periods, and restructuring costs incurred in the prior period.
(2) Excludes first year purchase accounting adjustments in both periods and restructuring costs incurred in the prior period.

(3) Excludes the results of operations and related impairments from our German valves business in both periods, one-time legal settlement costs in the current period, first year purchase accounting adjustments in the prior period, and restructuring costs in the prior period.

CURTISS-WRIGHT CORPORATION and SUBSIDIARIES
RECONCILIATION OF AS REPORTED TO ADJUSTED (UNAUDITED)
($'s in thousands)

	Twelve Months Ended			Twelve Months Ended
	December 31, 2021			December 31, 2020			% Change
	As Reported	Adjustments	Adjusted	As Reported	Adjustments	Adjusted	Reported	Adjusted
Sales:
Aerospace & Industrial (1)	$786,334	$(11,182)	$775,152	$805,673	$(67,482)	$738,191	(2)%	5%
Defense Electronics (2)	724,326	3,600	727,926	608,757	1,884	610,641	19%	19%
Naval & Power (3)	995,271	(29,869)	965,402	976,906	(25,963)	950,943	2%	2%

Total sales	$2,505,931	$(37,451)	$2,468,480	$2,391,336	$(91,562)	$2,299,774	5%	7%

Operating income (expense):
Aerospace & Industrial (1)	$121,817	$(1,586)	$120,231	$99,714	$(1,879)	$97,835	22%	23%
Defense Electronics (2)	159,089	5,134	164,223	118,748	25,625	144,373	34%	14%
Naval & Power (3)	141,660	34,139	175,799	108,151	62,715	170,866	31%	3%

Total segments	$422,566	$37,687	$460,253	$326,613	$86,461	$413,074	29%	11%
Corporate and other	(39,883)	53	(39,830)	(37,765)	186	(37,579)	(6)%	(6)%

Total operating income	$382,683	$37,740	$420,423	$288,848	$86,647	$375,495	32%	12%

Operating margins:	As Reported		Adjusted	As Reported		Adjusted	Reported	Adjusted
Aerospace & Industrial	15.5%		15.5%	12.4%		13.3%	310 bps	220 bps
Defense Electronics	22.0%		22.6%	19.5%		23.6%	250 bps	(100 bps)
Naval & Power	14.2%		18.2%	11.1%		18.0%	310 bps	20 bps
Total Curtiss-Wright	15.3%		17.0%	12.1%		16.3%	320 bps	70 bps

Segment margins	16.9%		18.6%	13.7%		18.0%	320 bps	60 bps

(1) Excludes our build-to-print actuation product line supporting the Boeing 737 Max program in both periods and restructuring costs in the prior period.

(2) Excludes first year purchase accounting adjustments in both periods, a non-cash impairment of capitalized development costs related to a commercial aerospace program in the prior period, and restructuring costs in the prior period.

(3) Excludes the results of operations and related impairments from our German valves business in both periods, one-time legal settlement costs in the current period, one-time costs in the prior period associated with the relocation of our DRG business, first year purchase accounting adjustments in the prior period, and restructuring costs in the prior period.

CURTISS-WRIGHT CORPORATION and SUBSIDIARIES
RECONCILIATION OF AS REPORTED SALES TO ADJUSTED SALES BY END MARKET (UNAUDITED)
($'s in thousands)

	Three Months Ended			Three Months Ended
	December 31, 2021			December 31, 2020			2021 vs. 2020
	Reported Sales	Adjustments	Adjusted Sales	Reported Sales	Adjustments	Adjusted Sales	Change in Reported Sales	Change in Adjusted Sales
Aerospace & Defense markets:
Aerospace Defense (1)	$124,815	$—	$124,815	$130,570	$215	$130,785	(4%)	(5%)
Ground Defense (1)	61,199	360	61,559	44,243	720	44,963	38%	37%
Naval Defense	179,259	—	179,259	195,995	—	195,995	(9%)	(9%)
Commercial Aerospace (2)	71,437	(2,418)	69,019	82,810	(20,553)	62,257	(14%)	11%
Total Aerospace & Defense	$436,710	$(2,058)	$434,652	$453,618	$(19,618)	$434,000	(4%)	0%

Commercial markets:
Power & Process (3)	129,916	(9,401)	120,515	124,210	(7,360)	116,850	5%	3%
General Industrial	100,132	—	100,132	90,616	—	90,616	11%	11%
Total Commercial	230,048	(9,401)	220,647	214,826	(7,360)	207,466	7%	6%

Total Curtiss-Wright	$666,758	$(11,459)	$655,299	$668,444	$(26,978)	$641,466	0%	2%

	Twelve Months Ended			Twelve Months Ended
	December 31, 2021			December 31, 2020			2021 vs. 2020
	Reported Sales	Adjustments	Adjusted Sales	Reported Sales	Adjustments	Adjusted Sales	Change in Reported Sales	Change in Adjusted Sales
Aerospace & Defense markets:
Aerospace Defense (1)	$452,661	$—	$452,661	$463,690	$1,164	$464,854	(2%)	(3%)
Ground Defense (1)	220,290	3,600	223,890	107,448	720	108,168	105%	107%
Naval Defense	710,688	—	710,688	692,152	—	692,152	3%	3%
Commercial Aerospace (2)	267,722	(11,182)	256,540	325,518	(67,482)	258,036	(18%)	(1%)
Total Aerospace & Defense	$1,651,361	$(7,582)	$1,643,779	$1,588,808	$(65,598)	$1,523,210	4%	8%

Commercial markets:
Power & Process (3)	473,489	(29,869)	443,620	474,842	(25,964)	448,878	0%	(1%)
General Industrial	381,081	—	381,081	327,686	—	327,686	16%	16%
Total Commercial	$854,570	$(29,869)	$824,701	$802,528	$(25,964)	$776,564	6%	6%

Total Curtiss-Wright	$2,505,931	$(37,451)	$2,468,480	$2,391,336	$(91,562)	$2,299,774	5%	7%

(1) Excludes first year purchase accounting adjustments.
(2) Excludes our build-to-print actuation product line supporting the Boeing 737 MAX program which we exited in the fourth quarter of 2020.
(3) Excludes our German valves business which was classified as held for sale in the fourth quarter of 2020.

CURTISS-WRIGHT CORPORATION and SUBSIDIARIES
RECONCILIATION OF AS REPORTED TO ADJUSTED (UNAUDITED)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2021	2020	2021	2020
Diluted earnings per share - As Reported	$1.94	$1.30	$6.58	$4.80
First year purchase accounting adjustments	0.02	0.21	0.11	0.69
Exit of build-to-print actuation product line	0.01	(0.04)	(0.02)	(0.17)
German valves business held for sale	0.11	0.59	0.30	0.61
Charges related to legal settlement	0.32	—	0.31
Restructuring costs	—	0.21	—	0.66
Pension settlement charges	—	—	0.06	—
Diluted earnings per share - Adjusted (1)	$2.40	$2.27	$7.34	$6.59

(1) All adjustments are presented net of income taxes.

Organic Sales and Organic Operating Income

The Corporation discloses organic sales and organic operating income because the Corporation believes it provides investors with insight as to the Company’s ongoing business performance. Organic sales and organic operating income are defined as sales and operating income excluding the impact of restructuring costs, impairment of assets held for sale, foreign currency fluctuations and contributions from acquisitions made during the last twelve months.

	Three Months Ended
	December 31,
	2021 vs. 2020
	Aerospace & Industrial		Defense Electronics		Naval & Power		Total Curtiss-Wright
	Sales	Operating income	Sales	Operating income	Sales	Operating income	Sales	Operating income
As Reported	(1)%	17%	10%	50%	(6)%	43%	0%	38%
Less: Acquisitions	0%	0%	(6)%	(3)%	0%	0%	(2)%	(1)%
Impairment of assets held for sale	0%	0%	0%	0%	0%	(129)%	0%	(30)%
Restructuring	0%	(16)%	0%	(1)%	0%	(40)%	0%	(16)%
Foreign Currency	0%	2%	0%	3%	0%	(2)%	0%	1%
Organic	(1)%	3%	4%	49%	(6)%	(128)%	(2)%	(8)%

	Year Ended
	December 31,
	2021 vs. 2020
	Aerospace & Industrial		Defense Electronics		Naval & Power		Total Curtiss-Wright
	Sales	Operating income	Sales	Operating income	Sales	Operating income	Sales	Operating income
As Reported	(2)%	22%	19%	34%	2%	31%	5%	32%
Less: Acquisitions	0%	0%	(19)%	(12)%	0%	0%	(5)%	(5)%
Impairment of assets held for sale	0%	0%	0%	0%	0%	(13)%	0%	(5)%
Restructuring	0%	(14)%	0%	(3)%	0%	(22)%	0%	(14)%
Foreign Currency	(2)%	1%	0%	5%	(1)%	1%	(1)%	3%
Organic	(4)%	9%	0%	24%	1%	(3)%	(1)%	11%

Free Cash Flow and Free Cash Flow Conversion

The Corporation discloses free cash flow because it measures cash flow available for investing and financing activities. Free cash flow represents cash available to repay outstanding debt, invest in the business, acquire businesses, return capital to shareholders and make other strategic investments. Free cash flow is defined as net cash provided by operating activities less capital expenditures. Adjusted free cash flow for 2020 excludes: (i) a capital investment in the Naval & Power segment related to the new, state-of-the-art naval facility principally for DRG; (ii) a voluntary contribution to the Company’s corporate defined benefit pension plan made in the first quarter of 2020; and (iii) the cash impact from significant restructuring in 2020. The Corporation discloses adjusted free cash flow conversion because it measures the proportion of net earnings converted into free cash flow and is defined as adjusted free cash flow divided by adjusted net earnings.

CURTISS-WRIGHT CORPORATION and SUBSIDIARIES
NON-GAAP FINANCIAL DATA (UNAUDITED)
($'s in thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2021	2020	2021	2020
Net cash provided by operating activities	$231,907	$257,396	$387,668	$261,180
Capital expenditures	(13,250)	(11,158)	(41,108)	(47,499)
Free cash flow	$218,657	$246,238	$346,560	$213,681
Voluntary pension contribution	—	—	—	150,000
Adjustment to capital expenditures (DRG facility investment)	—	139	—	10,251
Restructuring	—	9,582	—	20,258
Adjusted free cash flow	$218,657	$255,959	$346,560	$394,190
Adjusted free cash flow conversion	230%	272%	116%	142%

CURTISS-WRIGHT CORPORATION
2022 Guidance
As of February 23, 2022
($'s in millions, except per share data)
	2021 Reported (GAAP)	2021 Adjustments (1) (Non-GAAP)	2021 Adjusted (1) (Non-GAAP)	2022 Reported Guidance (GAAP)		2022 Adjustments (2,3) (Non-GAAP)	2022 Adjusted Guidance (1,2,3) (Non-GAAP)
				Low	High		Low	High	2022 Chg vs 2021 Adjusted
Sales:
Aerospace & Industrial	$786	$(11)	$775	$805	$825	-	$805	$825	4 - 6%
Defense Electronics	724	4	728	745	760	-	745	760	2 - 4%
Naval & Power	995	(30)	965	980	995	-	980	995	2 - 3%
Total sales	$2,506	$(37)	$2,468	$2,530	$2,580		$2,530	$2,580	3 to 5%

Operating income:
Aerospace & Industrial	$122	$(2)	$120	$131	$135	-	$131	$135	9 - 12%
Defense Electronics	159	5	164	164	169	-	164	169	0 - 3%
Naval & Power	142	34	176	177	182	-	177	182	1 - 4%
Total segments	423	38	460	472	486	-	472	486
Corporate and other	(40)	-	(40)	(39)	(40)	-	(39)	(40)
Total operating income	$383	$38	$420	$432	$446	-	$432	$446	3 to 6%

Interest expense	$(40)	$-	$(40)	$(39)	$(40)	-	$(39)	$(40)
Other income, net	12	3	15	8	9	$9	17	18
Earnings before income taxes	355	41	396	401	415	9	410	424
Provision for income taxes	(87)	(10)	(97)	(96)	(100)	(2)	(98)	(102)
Net earnings	$267	$31	$298	$305	$315	$7	$312	$322

Diluted earnings per share	$6.58	$0.76	$7.34	$7.87	$8.08	$0.18	$8.05	$8.25	10 to 12%
Diluted shares outstanding	40.6		40.6	38.8	39.0		38.8	39.0
Effective tax rate	24.6%		24.6%	24.0%	24.0%		24.0%	24.0%

Operating margins:
Aerospace & Industrial	15.5%		15.5%	16.2%	16.4%		16.2%	16.4%	70 to 90 bps
Defense Electronics	22.0%		22.6%	22.0%	22.2%		22.0%	22.2%	(40 to 60 bps)
Naval & Power	14.2%		18.2%	18.1%	18.3%		18.1%	18.3%	(10) to 10 bps
Total operating margin	15.3%		17.0%	17.1%	17.3%		17.1%	17.3%	10 to 30 bps

Free cash flow	$347		$347	$308	$328	$37	$345	$365

Notes: Full year amounts may not add due to rounding.
(1) 2021 Adjusted financials excludes the impact of first year purchase accounting adjustments; our build-to-print actuation product line supporting the Boeing 737 Max program; the results of operations and related impairments from our German valves business; one-time, pension settlement charges related to the retirement of two former executives (within non-operating income); and one-time legal settlement costs.
(2) 2022 Adjusted financials exclude one-time, pension settlement charges related to the retirement of two former executives (within non-operating income).
(3) Free Cash Flow is defined as cash flow from operations less capital expenditures. 2022 Adjusted Free Cash Flow guidance excludes one-time, pension settlement payments of $22 million and a legal settlement payment of $15 million.

CURTISS-WRIGHT CORPORATION
2022 Sales Growth Guidance by End Market
As of February 23, 2022

Aerospace & Defense Markets	2022 % Change vs 2021 Adjusted(1)	% Total Sales
Aerospace Defense	0 - 2%	18%
Ground Defense	2 - 4%	9%
Naval Defense	1 - 3%	28%
Commercial Aerospace	9 - 11%	11%
Total Aerospace & Defense	2 - 4%	66%

Commercial Markets
Power & Process	1 - 3%	18%
General Industrial	6 - 8%	16%
Total Commercial	4 - 6%	34%

Total Curtiss-Wright Sales	3 - 5%	100%

About Curtiss-Wright Corporation

Curtiss-Wright Corporation (NYSE:CW) is a global integrated business that provides highly engineered products, solutions and services mainly to Aerospace & Defense markets, as well as critical technologies in demanding Commercial Power, Process and Industrial markets. We leverage a workforce of 7,800 highly skilled employees who develop, design and build what we believe are the best engineered solutions to the markets we serve. Building on the heritage of Glenn Curtiss and the Wright brothers, Curtiss-Wright has a long tradition of providing innovative solutions through trusted customer relationships. For more information, visit www.curtisswright.com.

Certain statements made in this press release, including statements about future revenue, financial performance guidance, quarterly and annual revenue, net income, operating income growth, future business opportunities, cost saving initiatives, the successful integration of the Company’s acquisitions, future cash flow from operations, and potential impacts of the COVID-19 pandemic are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended ("Securities Act"), Section 21E of the Securities Exchange Act of 1934, as amended ("Exchange Act") and the Private Securities Litigation Reform Act of 1995. These statements present management's expectations, beliefs, plans and objectives regarding future financial performance, and assumptions or judgments concerning such performance. Any discussions contained in this press release, except to the extent that they contain historical facts, are forward-looking and accordingly involve estimates, assumptions, judgments and uncertainties. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Such risks and uncertainties include, but are not limited to: a reduction in anticipated orders; an economic downturn; changes in the competitive marketplace and/or customer requirements; a change in government spending; an inability to perform customer contracts at anticipated cost levels; the impact of a global pandemic or national epidemic, and other factors that generally affect the business of aerospace, defense contracting, electronics, marine, and industrial companies. Such factors are detailed in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2020 and subsequent reports filed with the Securities and Exchange Commission.

This press release and additional information are available at www.curtisswright.com.

Contacts

Jim Ryan
(704) 869-4621
Jim.Ryan@curtisswright.com